Registration No. 333-______

   As filed with the Securities and Exchange Commission on September 14, 2005

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                    First Federal Banc of the Southwest, Inc.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                     85-0453611
  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                          300 North Pennsylvania Avenue
                            Roswell, New Mexico 88201
                    (Address of Principal Executive Offices)

                               Aubrey L. Dunn, Jr.
                          300 North Pennsylvania Avenue
                            Roswell, New Mexico 88201
                     (Name and Address of Agent for Service)

                            ------------------------

              First Federal Bank 1995 Employees' Stock Option Plan
                    First Federal Banc of the Southwest, Inc.
                   2002 Stock Option Plan and Incentive Plan
                            (Full Title of the Plans)

                                   Copies to:

           Aubrey L. Dunn, Jr.                          Gary A. Lax, Esq.
  President and Chief Executive Officer         Luse Gorman Pomerenk & Schick
First Federal Banc of the Southwest, Inc.          Professional Corporation
      300 North Pennsylvania Avenue         5335 Wisconsin Ave., N.W., Suite 400
        Roswell, New Mexico 88201                  Washington, D.C.  20015
             (505) 622-6201                              (202) 274-2000
      (Name, Address and Telephone
      Number of Agent for Service)


                           ---------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box.    [X]


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
   Title of Each Class                                Proposed               Proposed
      Of Securities               Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered              Registered            Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------
Common stock, par value
$0.01 per share                 62,960 (1)           $7.8513 (2)              $494,317                 $58
--------------------------------------------------------------------------------------------------------------------
Common stock, par value
$0.01 per share                 11,400 (3)           $16.00 (4)               $182,400                 $21
--------------------------------------------------------------------------------------------------------------------
Common stock, par value
$0.01 per share                143,600 (5)           $10.044 (2)            $1,442,313                $170
--------------------------------------------------------------------------------------------------------------------
Common stock, par value
$0.01 per share                 89,600 (6)           $16.00 (4)             $1,443,600                $170
--------------------------------------------------------------------------------------------------------------------
         Totals                                                             $3,562,630                $419
====================================================================================================================

--------------
(1) Represents the number of shares of common stock currently reserved for issuance under the First Federal Bank 1995 Employees' Stock Option Plan (the "1995 Stock Option Plan") for any stock options that have been granted.
(2) Determined by the exercise price of options pursuant to 17 C.F.R. Section 230.457(h)(1). (3) Represents the number of shares of common stock currently reserved for issuance under the 1995 Stock Option Plan for any future stock option grants.
(4) Determined by reference to the fair market value of the common stock on September 12, 2005, pursuant to 17 C.F.R. Section 230.457(c).
(5) Represents the number of shares of common stock currently reserved for issuance under the First Federal Banc of the Southwest, Inc. 2002 Stock Option and Incentive Plan (the "2002 Stock Option Plan") for any stock options that have been granted.
(6) Represents the number of shares of common stock currently reserved for issuance under the 2002 Stock Option Plan for any future stock option grants.

     This   registration   statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and Employee Plan
                Annual Information

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the 1995 Stock Option Plan and the 2002 Stock Option Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). In 1998, in connection with the reorganization by First Federal Bank (the "Bank") into a holding company structure and the concurrent formation of First Federal Banc of the Southwest, Inc. (the "Company") as the sole stockholder of the Bank, the 1995 Stock Option Plan was assumed as a stock option plan of the Company.

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

     The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference in this Registration
Statement:

     a) The Company's joint proxy statement-prospectus containing audited financial statements for the fiscal year ended September 30, 2004 (the "Prospectus"), filed with the Commission on April 21, 2005 pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended;

     b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the year covered by the Prospectus referred to in (a) above; and

     c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on April 8, 2005.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Aubrey
L. Dunn, Jr., First Federal Banc of the Southwest, Inc., 300 North Pennsylvania Avenue, Roswell, New Mexico 88201, telephone number (505) 622-6201.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     None.

Item 6.  Indemnification of Directors and Officers

     Articles ELEVENTH and TWELFTH of the Certificate of Incorporation of First Federal Banc of the Southwest, Inc. (the "Corporation") set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

         ELEVENTH:

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"),by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, including, without limitation, any Subsidiary(as defined in Article EIGHTH herein), partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; PROVIDED, HOWEVER, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication"), that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the

Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by a majority vote of the disinterested directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         TWELFTH:

     A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  List of Exhibits.

                                                                                        Reference to Prior Filing
 Regulation S-K                                                                          or Exhibit No. attached
 Exhibit Number                    Document                                                       hereto
 ---------------                   --------                                                       ------

       4          Form of Common Stock Certificate                                                    *

       5          Opinion of Luse Gorman Pomerenk & Schick, P.C.                                  Exhibit 5

      10.1        First Federal Bank 1995 Stock Option Plan                                           **

      10.2        First Federal Banc of the Southwest, Inc. 2002 Stock Option and                    ***
                  Incentive Plan
                                       5

      23.1        Consent of Luse Gorman Pomerenk & Schick, P.C.                            Contained in Exhibit 5

      23.2        Consent of Neff + Ricci LLP                                                    Exhibit 23.2

      23.3        Consent of Eide Bailly LLP                                                     Exhibit 23.3

       24         Power of Attorney                                                      Contained on Signature Page

----------------------
* Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-4 originally filed by the Company with the Commission on November 24, 2004, and all amendments or reports for the purpose of updated such description.

** Incorporated by reference to Exhibit 10.9 to the Quarterly Report on Form 10-QSB filed by the Company with the Commission on August 15, 2005.

*** Incorporated by reference to Exhibit 10.10 to the Quarterly Report on Form 10-QSB filed by the Company with the Commission on August 15, 2005.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of New Mexico, on this 14th day of September, 2005.

                                      FIRST FEDERAL BANC OF THE SOUTHWEST, INC.


                             By:      /s/ Aubrey L. Dunn, Jr.
                                      --------------------------------------
                                      Aubrey L. Dunn, Jr.
                                      President and Chief Executive Officer
                                      (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of First Federal Banc of the Southwest, Inc. (the "Company") hereby severally constitute and appoint Aubrey
L. Dunn, Jr. as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Aubrey L. Dunn, Jr. may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of common stock underlying the First Federal Bank 1995 Stock Option Plan and the First Federal Banc of the Southwest, Inc. 2002 Stock Option Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Aubrey L. Dunn, Jr. shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

            Signatures                                  Title                                   Date


/s/ Aubrey L. Dunn, Jr.                  President, Chief Executive               September 14, 2005
--------------------------------         Officer and Director (Principal
Aubrey L. Dunn, Jr.                      Executive Officer)


/s/ George A. Rosenbaum, Jr.             Executive Vice President and             September 14, 2005
--------------------------------         Chief Financial Officer
George A. Rosenbaum, Jr.                 (Principal Financial and
                                         Accounting Officer)


/s/ Edward K. David                      Chairman of the Board                    September 14, 2005
--------------------------------
Edward K. David



                                         Vice Chairman of the Board               _____________________, 2005
--------------------------------
Marc Reischman


                                         Director                                 _____________________, 2005
--------------------------------
Kay R. McMillan


/s/ Michael A. McMillan
--------------------------------         Director                                 September 14, 2005
Michael A. McMillan



/s/ Arturo Jurado                        Director                                  September 14, 2005
--------------------------------
Arturo Jurado



                                         Director                                  _____________________, 2005
--------------------------------
Russell P. Weems



/s/ Larry L. Sheffield                   Director                                  September 14, 2005
--------------------------------
Larry L. Sheffield


/s/ James E. Paul, Jr.                   Director                                  September 14, 2005
--------------------------------
James E. Paul, Jr.


/s/ Catherine Gutierrez                  Director                                  September 14, 2005
--------------------------------
Catherine Gutierrez


                                         Director                                  ____________________, 2005
--------------------------------
Michael P. Mataya


/s/ Richard C. Kauzlaric                 Director                                  September 14, 2005
--------------------------------
Richard C. Kauzlaric

                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------

     4               Form of Common Stock Certificate*

     5               Opinion of  Luse  Gorman Pomerenk & Schick, A Professional
                      Corporation

     10.1            First Federal Bank 1995 Stock Option Plan**

     10.2            First Federal Banc of the Southwest, Inc. 2002 Stock Option
                      Plan***

     23.2            Consent of Neff + Ricci LLP

     23.3            Consent of Eide Bailly LLP

     24              Power  of  Attorney  (contained in  the  signature  page to this Registration Statement).
------------------

* Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-4 originally filed by the Company with the Securities and Exchange Commission on November 24, 2004, and all amendments or reports for the purpose of updated such description.

** Incorporated by reference to Exhibit 10.9 to the Quarterly Report on Form 10-QSB filed by the Company with the Commission on August 15, 2005.

*** Incorporated by reference to Exhibit 10.10 to the Quarterly Report on Form 10-QSB filed by the Company with the Commission on August 15, 2005.